SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 17, 2003

Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Galloping Hill Road Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)
(908) 298-4000
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

Standard & Poor's (S&P) issued a press release December 17, 2003 titled "S&P Schering-Plough Ratings Lowered; Off Watch Neg". The press release is attached to this 8-K as Exhibit 99.1.

This ratings action does not result in any impact under the ratings triggers in two of Schering-Plough's arrangements for managing cash flows between its U.S. subsidiaries and its non-U.S.-based subsidiaries. For a discussion of the ratings triggers, see Schering-Plough's third quarter 2003 10-Q, under the heading "Credit Ratings Triggers" in the discussion of "Liquidity and financial resources - nine months ended September 30, 2003" in the Management's Discussion and Analysis of Financial Condition and Results of Operations" section.

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this 8-K:

99.1 Press Release issued by Standard & Poor's December 17 , 2003 titled "S&P Schering-Plough Ratings Lowered; Off Watch Neg".

Item 9. Regulation FD Disclosure

In September, Merck/Schering-Plough Pharmaceuticals, a joint venture between Merck & Co., Inc., and Schering-Plough Corporation, submitted a New Drug Application (NDA) for an ezetimibe/simvastatin tablet to the U.S. Food and Drug Administration (FDA). In November, the FDA accepted the NDA filing. The investigational cholesterol-lowering medicine is being developed for the reduction of elevated cholesterol levels (hypercholesterolemia).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By:_/s/ Thomas H.Kelly_____

Thomas H. Kelly

Vice President and Controller

Date: December 17, 2003

Exhibit Index

The following exhibit is filed with this 8-K:

99.1 Press Release issued by Standard & Poor's December 17, 2003 titled "S&P Schering-Plough Ratings Lowered; Off Watch Neg".